Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-231186 on Form S-8 of our report dated March 19, 2020, relating to the financial statements of Beyond Meat, Inc. (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 19, 2020